Exhibit 99.3

SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following tables set forth selected unaudited pro forma condensed combined financial information giving effect to the planned mergers of Ouster and Velodyne. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2022 and the fiscal year ended December 31, 2021, give effect to the mergers as if they had been consummated on January 1, 2021. The unaudited pro forma condensed combined balance sheet as of September 30, 2022 gives effect to the mergers as if they had been consummated on September 30, 2022.

The selected unaudited pro forma condensed combined financial information is provided for illustrative purposes only and does not purport to represent what the actual consolidated results of operations or consolidated financial condition of the combined company would have been had the mergers actually occurred on the dates indicated, nor do they purport to project the future consolidated results of operations or consolidated financial condition of the combined company for any future period or as of any future date.

The selected unaudited pro forma condensed combined financial data as of and for the nine months ended September 30, 2022 and for the year ended December 31, 2021 are derived from the unaudited pro forma condensed combined financial information included under the section entitled “Unaudited Pro Forma Condensed Combined Financial Information” of this joint proxy statement/prospectus and should be read in conjunction with that information. The unaudited pro forma adjustments are based upon available information and certain assumptions that Ouster and Velodyne believe are reasonable under the circumstances. The unaudited pro forma condensed combined financial information also gives effect to the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements included in this joint proxy statement/prospectus. For more information, please see the section titled “Unaudited Pro Forma Condensed Combined Financial Information” of this joint proxy statement/prospectus.

(In thousands, except per share data)	Nine Months Ended September 30, 2022	Year Ended December 31, 2021
Unaudited Pro Forma Condensed Combined Statement of Operations Data:
Revenues	$57,419	$95,502
Net loss	$(234,332)	$(338,154)
Net loss per share:
Basic and diluted	$(0.63)	$(1.03)

(In thousands)	As of September 30, 2022
Unaudited Pro Forma Condensed Combined Balance Sheet Data:
Cash and cash equivalents, and short-term investments	$331,033
Total assets	$630,929
Total liabilities	$117,546
Total stockholders’ equity	$513,383

COMPARATIVE HISTORICAL AND UNAUDITED PRO FORMA PER SHARE DATA

Presented below are Velodyne’s historical per share data for the nine months ended September 30, 2022 and the fiscal year ended December 31, 2021, Ouster’s historical per share data for the nine months ended September 30, 2022 and the fiscal year ended December 31, 2021, unaudited pro forma combined per share data for the nine months ended September 30, 2022 and the fiscal year ended December 31, 2021, and unaudited pro forma equivalent data for the nine months ended September 30, 2022 and the fiscal year ended December 31, 2021. This information should be read together with the consolidated financial statements and related notes of Velodyne and Ouster that are incorporated by reference into this joint proxy statement/prospectus and with the unaudited pro forma condensed combined financial data included under the section entitled “Unaudited Pro Forma Condensed Combined Financial Information” of this joint proxy statement/prospectus. The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the mergers had been completed as of the beginning of the periods presented or on the dates presented, nor is it necessarily indicative of the future operating results or financial position of the combined company. The historical book value per share is computed by dividing total stockholders’ equity by the number of shares outstanding at the end of the relevant period. The pro forma net loss per share of the combined company is computed by dividing the pro forma net loss by the pro forma weighted average number of basic and diluted shares outstanding. The pro forma book value per share of the combined company is computed by dividing total pro forma stockholders’ equity by the pro forma number of shares outstanding at the end of the period.

	Nine Months Ended September 30, 2022	Year Ended December 31, 2021
Velodyne Historical Data
Historical per share of common stock
Basic and diluted net loss per share	$(0.66)	$(1.09)
Book value per share (at period end)	$0.93	$1.52

	Nine Months Ended September 30, 2022	Year Ended December 31, 2021
Ouster Historical Data
Historical per share of common stock
Basic and diluted net loss per share	$(0.55)	$(0.70)
Book value per share (at period end)	$1.11	$1.51

	Nine Months Ended September 30, 2022	Year Ended December 31, 2021
Pro Forma Combined Data
Pro Forma per share of common stock
Basic and diluted net loss per share	$(0.63)		$(1.03)
Book value per share (at period end)	$1.37	$	N/A	(1)

	Nine Months Ended September 30, 2022	Year Ended December 31, 2021
Velodyne Pro Forma Equivalent Data
Pro Forma per share of common stock
Basic and diluted net loss per share	$(0.52)		$(0.84)
Book value per share (at period end)	$1.12	$	N/A	(1)

(1)	Pro Forma balance sheet information as of December 31, 2021 is not required and as such is not included in the table.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information presents the combination of the historical financial information of Ouster and Velodyne adjusted to give effect to the transactions contemplated by that certain Agreement and Plan of Merger, dated as of November 4, 2022, by and among Ouster, Merger Sub I, Merger Sub II and Velodyne, referred to as the merger agreement. Pursuant to the merger agreement, Merger Sub I merged with and into Velodyne, with Velodyne as the surviving entity and continuing as a direct, wholly owned subsidiary of Ouster, in accordance with the applicable provisions of the Delaware General Corporate Law, as amended, referred to as the first merger, and, as soon as practicable after the first merger and as the second step in a single integrated transaction with the first merger, Velodyne merged with and into Merger Sub II, with Merger Sub II as the surviving entity and continuing as a direct, wholly-owned subsidiary of Ouster, in accordance with the Delaware Limited Liability Company Act, as amended, referred to as the second merger. The first merger and the second merger, together, are referred to as the “mergers.” The mergers are expected to be accounted for as a business combination with Ouster identified as accounting acquirer.

The unaudited pro forma condensed combined balance sheet as of September 30, 2022 combines the historical unaudited condensed consolidated balance sheet of Ouster and the historical unaudited condensed consolidated balance sheet of Velodyne as of September 30, 2022 on a pro forma basis as if the first merger contemplated by the merger agreement had been consummated on September 30, 2022.

The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2022 combines the historical unaudited condensed consolidated statement of operations of Ouster for the nine months ended September 30, 2022 and the historical unaudited condensed consolidated statement of operations of Velodyne for the nine months ended September 30, 2022, giving effect to the mergers as if the first merger had been consummated on January 1, 2021.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021 combines the historical audited consolidated statement of operations of Ouster for the year ended December 31, 2021 and the historical audited consolidated statement of operations of Velodyne for the year ended December 31, 2021, giving effect to the mergers as if the first merger had been consummated on January 1, 2021.

The unaudited pro forma condensed combined financial information was derived from and should be read in conjunction with the following historical financial statements and the accompanying notes:

•

the (a) historical unaudited condensed consolidated financial statements of Ouster as of and for the nine months ended September 30, 2022, and (b) historical unaudited condensed consolidated financial statements of Velodyne as of and for the nine months ended September 30, 2022; and

•

the (a) historical audited consolidated financial statements of Ouster as of and for the year ended December 31, 2021, and (b) historical audited consolidated financial statements of Velodyne as of and for the year ended December 31, 2021

The pro forma financial information has been prepared in accordance with Regulation S-X Article 11, Pro Forma Financial Information, as amended by the final rule, Release No. 33-10786, which is referred to herein as Article 11. The acquisition method of accounting is dependent upon certain valuations that, as of the date hereof, have yet to progress to a stage where there is sufficient information for a definitive measure. Ouster has performed a preliminary valuation analysis of the fair market value of Velodyne’s identifiable assets to be acquired and Velodyne’s liabilities to be assumed to reflect preliminary estimates of the fair value necessary to prepare the unaudited pro forma condensed combined financial information. A final determination of the fair value of Velodyne’s identifiable assets and liabilities, including potential intangible assets with both indefinite or finite lives, will be based on the actual net tangible and intangible assets and liabilities of Velodyne that exist as of the closing date of the first merger and, therefore, cannot be made prior to the completion of the first merger. In addition, the value of the consideration to be paid by Ouster upon the consummation of the first merger will be determined based on the closing price of Ouster common stock on the closing date of the first merger. As a result of the foregoing, the pro forma adjustments are preliminary and are subject to change as additional information becomes available and as additional analysis is performed. Ouster allocated the preliminary purchase price to such identifiable assets and liabilities using total preliminary consideration for the first merger. The preliminary pro forma adjustments have been made solely for the purpose of providing the unaudited pro forma condensed combined financial information presented below. Ouster estimated the fair value of Velodyne’s assets and liabilities based on discussions with Velodyne’s management, preliminary valuation studies, due diligence, and information presented in Velodyne’s SEC filings. Until the mergers are completed, both companies are limited in their ability to share certain information. Any increases or decreases in the fair value of the identifiable assets acquired and liabilities assumed upon completion of the final valuations will result in adjustments to the unaudited pro forma condensed combined balance sheet and/or statements of operations. The final purchase price allocation may be materially different than that reflected in the pro forma purchase price allocation presented herein. The pro forma adjustments are described in the accompanying footnotes.

The unaudited pro forma condensed combined financial information has been presented for illustrative purposes only and is not necessarily indicative of the operating results and financial position that would have been achieved had the mergers occurred on the dates indicated, and do not reflect adjustments for any anticipated synergies, adjustments related to restructuring or integration activities, operating efficiencies, tax savings or cost savings. Further, the unaudited pro forma condensed combined financial information does not purport to project the future operating results or financial position of Ouster following the completion of the mergers. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial information and are subject to change as additional information becomes available and analyses are performed. Ouster and Velodyne did not have any historical relationships reflected in the historical financial statements prior to the entry into the merger agreement. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of September 30, 2022

(in thousands)

	Ouster (Historical)	Velodyne (Historical)	Reclassifi- cation Adjustments		Transaction Accounting Adjustments		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$133,189	$51,487			$(7,310)	E	$158,498
					(14,499)	F

					(4,369)	H
Restricted cash, current	250	—					250
Short-term investments	—	168,570					168,570
Accounts receivable, net	10,783	6,129					16,912
Inventories, net	20,804	11,498					32,302
Prepaid expenses and other current assets	6,923	8,201					15,124

Total current assets	171,949	245,885	—		(26,178)		391,656
Property and equipment, net	8,594	11,684					20,278
Operating lease, right-of-use assets	13,652	16,727			92	B	30,471
Goodwill	51,151	1,189			60,240	B	126,763
					5,862	C
					1,011	D
					7,310	E
Intangible assets, net	19,286	402			30,398	B	50,086
Restricted cash, non-current	1,088	—					1,088
Contract assets	—	9,182					9,182
Other non-current assets	554	851					1,405

Total assets	$266,274	$285,920	$—		$78,735		$630,929

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$8,154	$5,001					$13,155
Accrued and other current liabilities	14,395	31,074	(68)	A			45,401
Operating lease liability, current	3,127	3,062					6,189
Contract liabilities, current	—	5,456	68	A	(3,800)	B	1,724

Total current liabilities	25,676	44,593	—		(3,800)		66,469
Operating lease liabilities, non-current	14,288	14,674			(917)	B	28,045
Warrant liabilities	276	—					276
Debt	19,181	—					19,181
Contract liabilities, non-current	—	9,841	249	A	(9,100)	B	990
Non-current tax liabilities	—	459	(459)	A			—
Other non-current liabilities	1,561	814	210	A			2,585

Total liabilities	60,982	70,381	—		(13,817)		117,546

Redeemable convertible preferred stock	—	—					—
Stockholders’ equity:
Preferred stock	—	—					—
Common stock	18	23			(23)	B	37
					19	B
Additional paid-in capital	605,195	877,935			(557,868)	B	941,192
					5,862	C
					1,011	D
					1,249	G
					7,808	H

Accumulated other comprehensive loss	(399,740)	(1,103)			1,103	B	(399,740)
Accumulated deficit	(181)	(661,316)			661,316	B	(28,106)
					(14,499)	F
					(1,249)	G
					(12,177)	H

Total stockholders’ equity	205,292	215,539	—		92,552		513,383

Total liabilities and stockholders’ equity	$266,274	$285,920	$—		$78,735		$630,929

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2021

(in thousands, except share and per share data)

	Ouster (Historical)	Velodyne (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
Revenue
Product	$33,578	$48,002			$81,580
License and services	—	13,922			13,922

Total revenue	33,578	61,924	—		95,502
Cost of revenue
Product	24,492	67,313	4,012	AA	95,817
License and services	—	525			525

Total cost of revenue	24,492	67,838	4,012		96,342

Gross profit (loss)	9,086	(5,914)	(4,012)		(840)
Operating expenses
Research and development	34,579	77,863			112,442
General and administrative	51,959	70,307	14,499	BB	149,533
			1,249	CC
			11,519	DD
Sales and marketing	22,258	68,025	658	DD	90,941

Total operating expenses	108,796	216,195	27,925		352,916

Loss from operations	(99,710)	(222,109)	(31,937)		(353,756)

Other income (expense)
Interest income	471	448			919
Interest expense	(504)	(80)			(584)
Other income (expense), net	2,968	10,150			13,118

Total other income (expense), net	2,935	10,518	—		13,453

Loss before income taxes	(96,775)	(211,591)	(31,937)		(340,303)

Provision for (benefit from) income taxes	(2,794)	645			(2,149)

Net loss	$(93,981)	$(212,236)	$(31,937)		$(338,154)

Net loss per share
Basic and diluted	$(0.70)	$(1.09)			$(1.03)
Weighted-average shares used in computing net loss per share
Basic and diluted	133,917,571	193,982,168			329,485,956

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Nine Months Ended September 30, 2022

(in thousands, except share and per share data)

			Transaction
	Ouster	Velodyne	Accounting		Pro Forma
	(Historical)	(Historical)	Adjustments		Combined
Revenue
Product	$30,091	$21,456			$51,547
License and services	—	5,872			5,872

Total revenue	30,091	27,328	—		57,419
Cost of revenue
Product	21,002	53,896	2,965	FF	77,863
License and services	—	689			689

Total cost of revenue	21,002	54,585	2,965		78,552

Gross profit (loss)	9,089	(27,257)	(2,965)		(21,133)
Operating expenses
Research and development	49,011	56,972			105,983
General and administrative	40,306	35,330			75,636
Sales and marketing	23,194	16,223			39,417

Total operating expenses	112,511	108,525	—		221,036

Loss from operations	(103,422)	(135,782)	(2,965)		(242,169)

Other income (expense)
Interest income	1,231	1,253			2,484
Interest expense	(1,143)	(3)			(1,146)
Other income (expense), net	7,071	(104)			6,967

Total other income (expense), net	7,159	1,146	—		8,305

Loss before income taxes	(96,263)	(134,636)	(2,965)		(233,864)

Provision for (benefit from) income taxes	121	347			468

Net loss	$(96,384)	$(134,983)	$(2,965)		$(234,332)

Net loss per share
Basic and diluted	$(0.55)	$(0.66)			$(0.63)
Weighted-average shares used in computing net loss per share
Basic and diluted	175,795,093	203,504,556			371,363,478

Notes to the Unaudited Pro Forma Condensed Combined Financial Information

1. Description of the Transaction

Pursuant to the merger agreement, Merger Sub I merged with and into Velodyne, with Velodyne as the surviving entity and continuing as a direct, wholly owned subsidiary of Ouster, in accordance with the applicable provisions of the Delaware General Corporate Law, as amended, referred to as the first merger, and, as soon as practicable after the first merger and as the second step in a single integrated transaction with the first merger, Velodyne merged with and into Merger Sub II, with Merger Sub II as the surviving entity and continuing as a direct, wholly-owned subsidiary of Ouster, in accordance with the Delaware Limited Liability Company Act, as amended, referred to as the second merger. The first merger and second merger are referred to collectively herein as the “mergers.” The mergers are expected to be accounted for as a business combination in accordance with accounting standards codification 805 (“ASC 805”) with Ouster being identified as the accounting acquirer. Upon the consummation of the first merger, Velodyne’s equityholders received or have the right to receive shares of Ouster common stock at a deemed value of approximately $1.37 per share based on the closing price of Ouster common stock shares on February 8, 2023 of $1.67, and after giving effect to the exchange ratio of 0.8204 based on the terms of the merger agreement. Accordingly, 193.9 million shares of Ouster common stock are deemed to be issued and outstanding immediately following the mergers, based on Velodyne’s outstanding common stock balance as of November 4, 2022 and accelerated vesting of certain restricted stock units (“RSUs”), performance stock awards (“PSAs”) and restricted stock awards (“RSAs”) upon closing of the first merger as discussed below, 18,782,071 shares will be reserved for the potential future issuance of Ouster common stock upon the exercise of Ouster Warrants and RSUs, based on the following transactions contemplated by the merger agreement:

•

the cancellation of each issued and outstanding share of Velodyne common stock and the conversion of each such issued and outstanding share of Velodyne common stock into the right to receive 0.8204 shares of Ouster common stock, referred to as the exchange ratio;

•	the automatic vesting upon change of control of approximately 0.4 million Ouster restricted common stock units;

•	the automatic vesting due to change of control and expected termination of approximately 0.9 million Velodyne RSAs and PSAs;

•	the automatic vesting upon change of control of a portion of a Velodyne warrant granted to a customer and exercisable into approximately 19.8 million Velodyne common stock shares;

•	the automatic vesting upon change of control of approximately 0.7 million Velodyne RSUs;

•

the cancellation of outstanding Velodyne warrants and the conversion of each Velodyne warrant into the right to receive an Ouster warrant to acquire a number of shares of Ouster common stock equal to the number of shares of Velodyne common stock subject to such Velodyne warrant and the exchange ratio with the corresponding adjustment to the exercise price of the warrants;

•

the conversion of 18,782,071 outstanding unvested restricted shares of Velodyne common stock into shares of Ouster common stock at the exchange ratio, which shares will continue to be governed by the same terms and conditions (including vesting and repurchase terms) effective immediately prior to the effective time of the first merger.

Ouster determined preliminary acquisition consideration based on the fair value of Ouster’s common stock of $1.67 as of February 8, 2023, as follows:

	Number of Ouster common stock (in millions)	Preliminary acquisition consideration (in thousands)
Fair value of shares of Ouster common stock issued to Velodyne equityholders	190.9	$318,867
Fair value of Velodyne Restricted Stock units that would be accelerated by a change of control trigger	0.6	1,011
Fair value of Velodyne RSAs and PSAs vested on the date of the first merger for which compensation cost had been already recognized prior to the date of the first merger	0.7	1,201
Fair value of Velodyne vested warrants		5,880

Total consideration	192.26	$326,959

For purposes of this pro forma analysis, the preliminary acquisition consideration of $327.0 million has been allocated based on the estimated fair values of identifiable assets and liabilities acquired as of September 30, 2022 (in thousands) as follows:

Fair value of total preliminary consideration transferred	$326,959

Preliminary amounts of identifiable assets and liabilities assumed
Cash and cash equivalents	44,177
Short-term investments	168,570
Accounts receivable	6,129
Inventories	11,498
Prepaid and other current assets	8,201
Intangible assets
Patents	27,100
Customer relationships	1,000
Developed technology	2,700
Property and equipment	11,684
Right-of-use assets under operating leases	16,819
Noncurrent contract assets	9,182
Other noncurrent assets	851
Accounts payable, accrued and other liabilities	(36,007)
Operating lease liability, current	(3,062)
Contract liabilities, current	(1,724)
Other long term liabilities	(1,024)
Operating lease liabilities	(13,757)
Noncurrent contract liabilities	(990)

Total identifiable net assets	251,347
Goodwill	75,612

$326,959

In October 2021, the FASB issued ASU 2021-08, Business Combinations (Topic 805): Accounting for Contract Assets and Contract Liabilities from Contracts with Customers, which amends ASC 805 to add contract assets and contract liabilities to the list of exceptions to the recognition and measurement principles that apply to business combinations and to require that an entity (acquirer) recognize and measure contract assets and contract liabilities acquired in a business combination in accordance with ASC 606, Revenue from Contracts with Customers (“ASC 606”). The amendments in this ASU are effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years, and should be applied prospectively to business combinations occurring on or after the effective date of the amendments. Early adoption of the amendments is permitted, including adoption in an interim period. In the fourth quarter of 2022, Ouster adopted the amendments and recognized contract assets acquired and contract liabilities assumed in the mergers in accordance with ASC 606. Ouster has elected to apply the practical expedient under paragraph ASC 805-20-30-29 (b) of the adopted amendments and allocated the transaction price based on the standalone selling price of each performance obligation in the contract with a customer for all contracts acquired in the mergers.

2. Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The adjustments included in the unaudited pro forma condensed combined balance sheets as of September 30, 2022, are as follows:

(A)	Represents reclassification of certain balances to comply with Ouster’s manner of presentation.

(B)

Represents application of acquisition accounting for the mergers, including elimination of Velodyne historical equity balances, issuance of 191.7 million shares of Ouster common stock in exchange for Velodyne common stock and RSAs and PSAs vested on the date of the first merger for which compensation cost had been already recognized prior to the date of the first merger, recognition of Velodyne identifiable assets at fair values, adjustment to assumed contract liabilities relating to allocation of transaction price based on a standalone selling price of each performance obligation in the contract with a customer for all contracts acquired in the mergers, and recognition of goodwill.

(C)

Represents vesting of 50% of Velodyne common stock warrant issued to a customer as a result of the pre-existing change of control provision and replacement of such warrant with a warrant to purchase common stock of Ouster based on the exchange ratio.

(D)	Represents fair value of Velodyne RSUs automatically vested on the closing date of the first merger.

(E)

Represents payment of estimated costs of $7.3 million expected to be incurred by Velodyne in connection with the mergers, which is reflected as decrease in cash and cash equivalents and decrease in goodwill.

(F)

Represents payment of estimated transaction costs of $14.5 million expected to be incurred by Ouster in connection with the mergers, which is reflected as decrease in cash and cash equivalents and increase in accumulated deficit.

(G)	Represents stock-based compensation expense related to accelerated vesting of Ouster’s equity awards triggered by a change of control.

(H)

Represents cash severance payments and acceleration of vesting of share-based awards for certain executives vested on the closing date of the first merger for which no compensation cost had been recognized prior to the first merger.

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The adjustments included in the unaudited pro forma condensed combined statement of operations for the year ended as of December 31, 2021, are as follows:

(AA)

Represents amortization expense related to the fair value of acquired Velodyne identifiable intangible assets, net of the amortization expense of $0.4 million already reflected in actual historical results. The $3.9 million of amortization expense related to the acquired patents is recognized as Cost of product revenue expense based on an estimated weighted average useful life of 7 years, and the remaining $0.5 million amortization expense related to the acquired developed technology intangible asset is recognized as Cost of product revenue expense based on an estimated useful life of 5 years. The amortization of acquired customer relationships is not material. The amortization of the intangible assets is based on a straight-line amortization method as this represents management’s best estimate of the pattern of utilization for the intangible assets

(BB)	Represents estimated transaction costs of $14.5 million expected to be incurred by Ouster in connection with the mergers.

(CC)	Represents stock-based compensation expense related to accelerated vesting of Ouster’s equity awards triggered by a change of control.

(DD)

Represents cash severance payments and acceleration of vesting of share-based awards for certain executives vested on the closing date of the first merger for which no compensation cost had been recognized prior to the first merger.

The adjustments included in the unaudited pro forma condensed combined statement of operations for the nine months ended as of September 30, 2022, are as follows:

(EE)

Represents amortization expense related to the fair value of acquired Velodyne identifiable intangible assets, net of the amortization expense of $0.3 million already reflected in actual historical results. The $2.9 million of amortization expense related to the acquired patents intangible assets is recognized as Cost of product revenue expense based on an estimated weighted average useful life of 7 years, and the remaining $0.4 million amortization expense related to the acquired developed technology intangible asset is recognized as Cost of product revenue expense based on an estimated useful life of 5 years. The amortization of the intangible assets is based on a straight-line amortization method as this represents management’s best estimate of the pattern of utilization for the intangible assets.

There are no reclassification adjustments reflected in the Unaudited Pro Forma Condensed Combined Statements of Operations for the year ended December 31, 2021 and for the nine months ended as of September 30, 2022.

3. Net Loss per Share

Represents the net loss per share calculated using the historical weighted average shares outstanding. As the first merger is being reflected as if it had occurred as of January 1, 2021, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes the shares issued in connection with the first merger have been outstanding for the entire periods presented.

	Year Ended December 31, 2021	Nine Months Ended September 30, 2022
Pro forma net loss	$(338,154)	$(234,332)
Basic and diluted weighted average shares outstanding	329,485,956	371,363,478
Pro forma net loss per share — Basic and Diluted(1)	$(1.03)	$(0.63)
Weighted average shares outstanding — basic and diluted
Former Ouster shareholders(2)	134,296,667	176,174,189
Shares issued in the mergers(2)	195,189,289	195,189,289

	329,485,956	371,363,478

(1)	Outstanding options, restricted stock awards, unvested restricted stock units and warrants are anti-dilutive and are not included in the calculation of diluted net loss per share.
(2)	Includes impact of acceleration of vesting of equity awards upon change of control or change of control and employment termination.